UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

Versum Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-37664	47-5632014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-7499

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

Separation Related Agreements

On September 29, 2016, Versum Materials, Inc. (the “Company” or “Versum”) entered into a separation agreement (the “Separation Agreement”) with Air Products and Chemicals, Inc. (“Air Products”), pursuant to which Air Products agreed to sell its Electronic Materials business to the Company (the “Separation”) and distribute to Air Products stockholders all of the issued and outstanding shares of common stock of the Company on the basis of one-half share of common stock of the Company for each share of Air Products common stock issued and outstanding in a distribution intended to be tax-free to Air Products stockholders (the “Distribution”). The Distribution, which was effective at 12:01 a.m., Eastern Time, on October 1, 2016 (the “Effective Time”), was made to Air Products stockholders of record as of the close of business on September 21, 2016. As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “VSM” on the New York Stock Exchange.

In connection with the Separation and Distribution, on September 29, 2016, the Company and its affiliates entered into various agreements with Air Products and its affiliates contemplated by the Separation Agreement to provide a framework for the Company’s relationship with Air Products after the Separation and Distribution, including the following agreements:

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement; and

•	an Intellectual Property Cross-License Agreement.

A summary of the Separation Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, and Intellectual Property Cross-License Agreement can be found in the Company’s information statement, dated September 14, 2016 (the “Information Statement”), and attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 19, 2016, under the section entitled “Certain Relationships and Related Person Transactions.” These summaries from the Information Statement are incorporated by reference in their entirety into this Item 1.01 as if restated in full. The descriptions of the Separation Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, and Intellectual Property Cross-License Agreement set forth under this Item 1.01 are qualified in their entirety by reference to the full text of the Separation Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, and Intellectual Property Cross-License Agreement filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3, and 10.4, respectively, to this Form 8-K.

Credit Agreement

On September 30, 2016 (the “Closing Date”), the Company entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, providing for (i) a senior secured first lien term loan B facility in an aggregate principal amount of $575 million (the “Term Facility”, and the loans thereunder, the “Term Loans”) and (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $200 million (the “Revolving Facility” and, together with the Term Facility, the “Senior Credit Facilities”). The proceeds of the Term Facility were used to fund, in part, the consideration paid to Air Products for its contribution of assets to the Company in connection with the Separation. The Revolving Facility is available to be used to provide funds for the Company’s ongoing working capital requirements after the Separation and for general corporate purposes. Borrowings under the Revolving Facility are available in certain alternative currencies other than US dollars. The Revolving Facility has a sublimit of $10 million for swingline loans in US dollars and a sublimit of $50 million for issuances of letters of credit in US dollars and the alternative currencies.

Borrowings under the Term Facility bear interest at a rate per annum of, at the Company’s option, LIBOR (adjusted for statutory reserve requirements) (“Adjusted LIBOR”), subject to a minimum floor of 0.75%, plus a margin of 2.50% or an alternate base rate (“ABR”), subject to a minimum floor of 1.75%, plus a margin of 1.50%. Borrowings under the Revolving Facility bear interest initially at a rate per annum of, at the Company’s option, Adjusted LIBOR plus a margin of 2.00% or ABR plus a margin of 1.00%, and after delivery of the financial statements for the first full fiscal quarter after the Closing Date, subject to a 0.25% margin reduction based on achieving a first lien net leverage ratio (as defined in the Credit Agreement) of 1.00:1.00 for the prior four-quarter period. A commitment fee of 0.375% initially, subject to a reduction to 0.25% based on achieving a first lien net leverage ratio (as defined in the Credit Agreement) of 1.00:1.00 for the prior four-quarter period after delivery of the financial statements for the first full fiscal quarter after the Closing Date, on the unused portion of the Revolving Facility is payable quarterly in arrears. Letter of credit fees are payable on outstanding letters of credit under the Revolving Facility, and fronting fees equal to a percentage to be agreed with each issuing bank (not to exceed 0.125%) are payable to the issuing banks. The Term Facility matures on the seventh anniversary of the Closing Date, subject to extension thereof by any lenders who agree to extend such maturity with respect to Term Loans held by them, amortizing quarterly at a rate of 1.00% per annum on the original principal amount of the Term Facility. The Revolving Facility will be available over a term of 5 years, subject to extension thereof by lenders who agree to extend such maturity with respect to Revolving Facility commitments held by them, and loans thereunder may be borrowed, repaid and reborrowed at any time during such term.

The Credit Agreement allows for incremental term loan facilities, incremental revolving credit facilities, or increases to the existing commitments under the Senior Credit Facilities (collectively, the “Incremental Facilities”) in an aggregate principal amount for all such increases and incremental facilities not exceeding the sum of $300 million plus an unlimited additional amount, provided the first lien net leverage ratio, on a pro forma basis, is less than or equal to 2.00:1.00 (the “Incremental Cap”). The Credit Agreement permits the Company to issue notes or borrow loans up to the Incremental Cap as an alternative to the Incremental Facilities provided they are unsecured or secured by the same collateral securing the Senior Credit Facilities on a pari passu or junior basis, and subject to other terms and conditions set forth in the Credit Agreement. The Credit Agreement also further permits the Company to refinance or replace loans under the Senior Credit Facilities with new term facilities or revolving facilities under the Credit Agreement or with one or more additional series of senior unsecured notes or loans or notes or loans that will be secured by the same collateral on a pari passu or junior basis with the Senior Credit Facilities, subject to certain terms and conditions set forth in the Credit Agreement.

Loans under the Term Facility are mandatorily repayable upon the occurrence of certain events. These include non-ordinary course asset sales or other dispositions of property (subject to customary exceptions and reinvestment rights set forth in the Credit Agreement) and issuances of debt by the Company and its restricted subsidiaries (other than certain permitted debt described in the Credit Agreement). Further, the Credit Agreement provides that, commencing with the Company’s fiscal year ending on September 30, 2017, a percentage of excess cash flow (as defined in the Credit Agreement) ranging from 0% to 50%, depending on the first lien net leverage ratio, is required to be used to prepay the Term Facility. The Company may voluntarily prepay the Term Facility or reduce the unutilized commitment of the Revolving Facility at any time, in minimum amounts set forth in the Credit Agreement, without premium or penalty other than the prepayment premium described below and customary breakage costs. The Credit Agreement provides that, in the event all or any portion of the Term Facility is repriced or refinanced prior to the date that is twelve months following the Closing Date, in a transaction where the primary purpose of which is to reduce the effective interest cost or weighted average yield of the Term Facility (other than in connection with a change of control or a transformational acquisition (as such terms are defined in the Credit Agreement)), a premium shall be payable equal to 1.00% of the amount of such loans to be repaid or refinanced.

Lenders under the Revolving Facility have the benefit of a maximum first lien net leverage ratio covenant of 3.25:1.00. The Credit Agreement also contains negative covenants, for the benefit of lenders under both the Term Facility and the Revolving Facility, which place restrictions, subject to customary exceptions and baskets set forth in the Credit Agreement, on the incurrence of debt, the granting of liens, fundamental changes in the Company’s business, the making of investments, sales of assets, mergers and acquisitions, the making of restricted payments, transactions with affiliates, entering into restrictive agreements, making changes to the Company’s fiscal year, violating laws, and modifying the Company’s governing documents in a manner materially adverse to the lenders. Further, the Credit Agreement obligates the Company to undertake certain actions, including delivering notices of default and certain other events that would reasonably be expected to have a material adverse effect, complying with laws, paying taxes, preserving the Company’s existence, maintaining properties and insurance, and delivering audited and unaudited financial statements at the times set forth in the Credit Agreement.

The Credit Agreement provides for customary events of default including nonpayment, misrepresentation, breach of covenants, cross-default and cross-acceleration, material judgments, ERISA events, invalidity of loan documents, change of control and bankruptcy or insolvency.

The Senior Credit Facilities are guaranteed by the Company’s material direct or indirect wholly-owned domestic restricted subsidiaries pursuant to a guarantee agreement (the “Guarantee Agreement”) and secured by substantially all of the assets of the Company and its subsidiary guarantors pursuant to certain collateral documents, including a security agreement (the “Security Agreement”), in each case, subject to customary exceptions set forth in the Credit Agreement, the Guarantee Agreement, the Security Agreement and the related loan documents. The Credit Agreement requires the Company and its subsidiary guarantors to enter into mortgages over their material fee owned real property located in the United States on a post-closing basis.

The foregoing descriptions of the Credit Agreement, the Guarantee Agreement and the Security Agreement in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full texts of the Credit Agreement, the Guarantee Agreement and the Security Agreement, filed herewith as Exhibits 10.5, 10.6 and 10.7, respectively, to this Form 8-K and incorporated by reference in their entirety.

5.500% Senior Notes due 2024

In connection with the Separation, on September 30, 2016, the Company issued $425 million aggregate principal amount of its 5.500% Senior Notes due 2024 (the “2024 Notes”), under an indenture, dated as of September 30, 2016 (the “Indenture”), among the Company, the Note Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee for the 2024 Notes. The 2024 Notes were issued to Air Products in a private placement and subsequently sold, in a private placement, to certain selling securityholders that acquired such 2024 Notes from Air Products in exchange for debt of Air Products that such selling securityholders had acquired. The selling securityholders sold the 2024 Notes in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act, at a price equal to 100.00% of the principal amount thereof. The Company did not receive any cash proceeds from the sale of the 2024 Notes by the selling securityholders.

The 2024 Notes bear interest at a rate of 5.500% per annum. Interest on the 2024 Notes will be payable semiannually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing March 15, 2017.

The following is a brief description of the terms of the 2024 Notes and the Indenture.

Guarantees and Priority

The 2024 Notes are unsecured senior obligations of the Company, guaranteed by each of the Company’s subsidiaries that is a guarantor under the Senior Credit Facilities (the “Note Guarantors”). The 2024 Notes are the Company’s general senior unsecured obligations and will rank pari passu in right of payment with the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness. The 2024 Notes are effectively junior to the Company and the Note Guarantors’ existing and future secured indebtedness, including borrowings under the Senior Credit Facilities, to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to any existing or future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries.

Optional Redemption

On or after September 30, 2021, the Company may redeem the 2024 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on September 30 of the years set forth in the table below:

Year	Percentage
2021	102.750%
2022	101.375%
2023 and thereafter	100.000%

In addition, prior to September 30, 2021, the Company may redeem the 2024 Notes at its option, (1) in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such 2024 Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest to, the applicable redemption date and/or (2) in the aggregate up to 40% of the original aggregate principal amount of the 2024 Notes with the net cash proceeds of one or more equity offerings at a redemption price of 105.500% of such 2024 Notes redeemed, plus accrued and unpaid interest to the redemption date; provided, however, that at least 50% of the original aggregate principal amount of the 2024 Notes remains outstanding after each such redemption. Any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction.

Change of Control

Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the 2024 Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, applicable to the Company and its restricted subsidiaries, including, without limitation, covenants related to: indebtedness, disqualified stock and preferred stock; dividends and distributions to stockholders and parent entities; repurchase and redemption of capital stock; investments and acquisitions; transactions with affiliates; liens; mergers, consolidations and transfers of substantially all assets; transfer or sale of assets, including capital stock of subsidiaries; and prepayment, redemption or repurchase of indebtedness subordinated to the 2024 Notes.

In addition, at such time, if any, as the 2024 Notes have an investment grade rating from at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Ltd., and no default has occurred and is continuing under the Indenture, the Company and its restricted subsidiaries will not be subject to certain of such covenants.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the 2024 Notes to become or to be declared due and payable.

The foregoing descriptions of the 2024 Notes and the Indenture in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the 2024 Notes and the Indenture, filed herewith as Exhibit 4.1 to this Form 8-K and incorporated by reference in its entirety.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 5.01     Changes in Control of Registrant.

Immediately prior to the Separation, the Company was a 100% owned subsidiary of Air Products. Following completion of the Separation, the Company is an independent, publicly traded company, and Air Products retains no ownership interest in the Company. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

In connection with the Separation and the Distribution, effective as of September 30, 2016, immediately prior to the Separation, the following individuals were appointed to the positions set forth in the table below:

Name	Position
Guillermo Novo	President and Chief Executive Officer
George Bitto	Senior Vice President and Chief Financial Officer
Jessica Feather-Bowman	Controller and Principal Accounting Officer

Biographical information on Guillermo Novo and George Bitto has previously been reported on page 100 of the Company’s Information Statement (the “Information Statement”) included in the Company’s Registration Statement on Form 10, as amended, which was filed on September 12, 2016 (the “Registration Statement”) under the section entitled “Management—Executive Officers Following the Distribution” and is incorporated by reference into this Item 5.02.

Jessica Feather-Bowman, age 41, serves as Controller and Principal Accounting Officer. Mrs. Feather-Bowman has served as Controller for the Versum business unit since joining Air Products in July 2015, to lead the accounting organization in preparing for the Versum spin-off. From October 2006 through June 2015, Mrs. Feather-Bowman served in various finance and accounting roles at Taminco Corporation, including as its Finance Director since 2011.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as officers. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Named Executive Officer Compensation

On September 29, 2016, the Board approved fiscal 2017 base salary and cash bonus targets for the named executive officers of the Company. Guillermo Novo’s salary is $725,000, and his cash bonus target is 100% of his salary. George Bitto’s salary is $500,000, and his cash bonus target is 75% of his salary. Michael W. Valente’s salary is $400,000, and his cash bonus target is 75% of his salary. Patrick F. Loughlin’s salary is $300,000, and his cash bonus target is 50% of his salary. The bonus objectives will be determined under the Versum Materials, Inc. Short-Term Incentive Plan described below.

Appointment and Resignation of Directors

Effective as of September 29, 2016, George Bitto and Michael Valente tendered their resignations from their positions as members of the Board (the “Resignations”), and the Board expanded its size from four to seven directors. Effective immediately after the effectiveness of the increase in the size of the Board to seven and the effectiveness of the Resignations, Seifollah Ghasemi, Yi Hyon Paik, Thomas J. Riordan, Susan C. Schnabel and Alejandro Wolff were appointed as directors of the Company. Effective as of his appointment to the Board on September 29, 2016, Seifollah Ghasemi was appointed as the Non-Executive Chairman of the Board.

Biographical information for each member of the Board has previously been reported on pages 101-103 in the Information Statement under the section entitled “Management – Board of Directors Following the Distribution” which section is incorporated by reference into this Item 5.02.

Also, in connection with the Separation, effective on September 29, 2016:

•	Yi Hyon Paik and Susan C. Schnabel were appointed to serve as members of the Audit Committee of the Board. Jacques Croisetiere, who had already been appointed to serve as a member of the Audit Committee of the Board, was appointed Chair of the Audit Committee;

•	Alejandro Wolff (Chair), Thomas J. Riordan, and Susan C. Schnabel were appointed to serve as members of the Corporate Governance and Nominating Committee of the Board; and

•	Thomas J. Riordan (Chair), Jacques Croisetière, and Alejandro Wolff were appointed to serve as members of the Compensation Committee of the Board.

Each of the non-employee directors of Versum will receive compensation for his or her service as a director in accordance with Versum’s plans and programs for director compensation, including an annual cash retainer equal to $100,000 and an annual grant of restricted stock units with a grant date value of $100,000. In addition, the Board Chairman will receive an additional annual cash retainer equal to $50,000 for his service in that capacity, the chair of the Audit Committee will receive an additional annual cash retainer equal to $20,000 for his or her service in that capacity, the chair of the Compensation Committee will receive an additional annual cash retainer equal to $15,000, and the chair of the Corporate Governance and Nominating Committee will receive an additional annual cash retainer equal to $10,000.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Compensation Plans

Long-Term Incentive Plan

The Versum Materials, Inc. Long-Term Incentive Plan (the “LTIP”) became effective on September 30, 2016. The purpose of the LTIP is to promote the interests of the Company and its stockholders by attracting and retaining highly-qualified officers, directors, and other key employees and independent contractors, motivating such individuals and aligning their interests with those of the Company and its stockholders by means of performance-related incentives to reward achievement of long-term performance goals and time-based incentives to reward continued service and enabling such individuals to participate in the Company’s long-term growth and financial performance. The LTIP provides for the issuance of 5,000,000 shares of the Company’s common stock, including the number of shares of the Company’s common stock issuable in connection with the adjustment of awards previously granted by Air Products. A description of the terms and conditions of the LTIP and the awards that may be granted thereunder can be found on pages 122-130 of the Information Statement under the section entitled “Versum Materials, Inc. Long-Term Incentive Plan,” which is incorporated by reference to this Item 5.02 as if restated in full. The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP filed as Exhibit 10.9 herewith and incorporated by reference in its entirety.

Short-Term Incentive Plan

The Versum Materials, Inc. Short-Term Incentive Plan (the “STIP”) became effective on September 30, 2016. The purpose of the STIP is to enable the Company to provide performance-based bonuses to its executive officers that will be deductible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. A description of the terms and conditions of the STIP and the awards that may be granted thereunder can be found on pages 131-133 of the Information Statement under the section entitled “Versum Materials, Inc. Short-Term Incentive Plan,” which is incorporated by reference to this Item 5.02 as if restated in full. The foregoing description of the STIP is qualified in its entirety by reference to the full text of the STIP filed as Exhibit 10.8 herewith and incorporated by reference in its entirety.

Deferred Compensation Plan

The Versum Materials Deferred Compensation Plan (the “DCP”) will become effective on January 1, 2017. The purpose of the DCP is to provide certain management and highly compensated employees with (i) the opportunity to defer, annually, the receipt of a portion of their compensation and (ii) supplemental retirement benefits to those provided under the Versum Materials Retirement Savings Plan absent the applicable tax limitations under the Code, and to permit them to designate investment indices for the purpose of crediting earnings and losses on any amounts deferred or contributed under the DCP. The foregoing description of the DCP is qualified in its entirety by reference to the full text of the DCP filed as Exhibit 10.10 herewith and incorporated by reference in its entirety.

Employment Agreements

On September 29, 2016, the Compensation Committee of the Board approved two forms of employment agreement that Versum expects to enter into with certain of its officers.

Form Employment Agreement – Designated Executive Officers

Versum expects to enter into executive officer employment agreements with each of its President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President, Law and Human Resources, General Counsel and Secretary substantially in the form described below (“Employment Agreement for Designated EOs”).

The following summarizes the compensation arrangements in the Employment Agreement for Designated EOs:

•	base annual salary, which shall be reviewed at least annually for potential increases as determined by the Board;

•	target annual bonus award as a percentage of base salary, based upon certain performance goals established by the Board and subject to further increase based upon such performance;

•	eligibility for participation in the Company’s long-term and short-term incentive plans;

•	participation in the Company’s employee benefit plans; and

•	vacation subject to Company policy.

If the Company is required to restate its financial statements and the Board determines in good faith that the need for such restatement would require reduction, cancellation, forfeiture, or recoupment of an annual bonus, the executive officer will be required to reimburse the Company the amount by which his annual bonus calculated under the misstated financial statements exceeds the annual bonus he would have received under the restated financial statements. In addition, all annual bonuses are subject to reduction, cancellation, forfeiture or recoupment to the extent required by any clawback, forfeiture or similar policy adopted by the Board or required by law.

Generally, the executive officer’s employment constitutes “at will” employment and may be terminated at any time for any reason. The below summary sets forth the other termination provisions:

If the executive officer’s employment is terminated by the Company for cause or by him without good reason, he will be entitled to receive the following:

•	accrued but unpaid base salary; and

•	earned but unpaid prior year annual bonus.

If prior to a change in control, the executive officer’s employment is terminated by the Company without cause or by him with good reason, subject to signing a release of liability in favor of the Company, he will be entitled to receive the following:

•	accrued but yet unpaid base salary;

•	earned but yet unpaid prior year annual bonus;

•	a lump sum pro rata portion of any annual bonus for the fiscal year in which the termination occurs;

•	healthcare benefits under COBRA for 12 months or until his COBRA eligibility ceases;

•	$20,000 for outplacement services;

•	an amount equal to the Company’s matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12th month following such termination; and

•	monthly payments over 24 months equal to the sum of (x) his monthly base salary and (y) 1/12th of his average annual bonus over the last three full fiscal years.

If following a change in control (as defined in the Employment Agreement for Designated EOs) the executive officer’s employment is terminated by the Company without cause or by him with good reason, subject to signing a release of liability in favor of the Company, he will be entitled to receive the following:

•	accrued but unpaid base salary;

•	earned but unpaid prior year annual bonus;

•	a lump sum pro rata portion of any annual bonus for the fiscal year in which the termination occurs;

•	a lump sum payment equal to the sum of (x) his monthly base salary at termination and (y) 1/12th of his average annual bonus over the last three full fiscal years multiplied by 36 for the President and Chief Executive Officer and by 24 for the Senior Vice President and Chief Financial Officer and for the Senior Vice President, Law and Human Resources, General Counsel and Secretary.

•	healthcare benefits under COBRA for 12 months or until his COBRA eligibility ceases;

•	$20,000 for outplacement services; and

•	an amount equal to the Company’s matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12th month following such termination.

The Employment Agreement for Designated EOs also contains customary restrictive covenants relating to confidentiality, non-competition, non-disparagement and non-solicitation.

Form Employment Agreement – Other Executive Officers

Versum expects to enter into executive officer employment agreements with its other executive officers that are similar to the Employment Agreement for Designated EOs. The employment agreement for other executive officers of the Company (“Employment Agreement for Other EOs”) provides for similar compensation arrangements, including severance benefits for termination by the Company without cause in a monthly or lump sum amount, as applicable, equal to 12 months’ pay, and a $10,000 lump sum entitlement for outplacement services. In addition, the Employment Agreement for Other EOs contains restrictions against soliciting and hiring employees and customers of the Company, and against competition with the Company, in each case during employment and for one year following employment, and customary confidentiality and intellectual property restrictions.

The above descriptions of Employment Agreement for Designated EOs and Employment Agreement for Other EOs are qualified in their entirety by reference to the copies of such agreements filed herewith as Exhibits 10.11 and 10.12, respectively, each of which are incorporated herein by reference.

Item 8.01     Other Events.

Press Release

On October 3, 2016, the Company issued a press release announcing the completion of the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Company Policies

In connection with the Separation, on September 29, 2016, the Board adopted the following policies effective as of immediately prior to the Effective Time:

•	Code of Conduct

•	Related Person Transaction Policy

•	Corporate Governance Guidelines

•	Securities Trading Policy

•	Hiring Policy for Independent Auditor Employees

•	Stock Ownership Guidelines

•	Regulation FD Policy

•	Whistleblower Policy

•	Pre-Approval of Independent Auditor Services Policy.

Copies of the Company’s Code of Conduct, Corporate Governance Guidelines, and certain other governance documents are available under the Governance section of the Company’s website at www.versummaterials.com.

Establishment of Board Committees, Adoption of Charters and Appointment of Directors to Audit Committee

On September 29, 2016, the Board established a compensation committee (the “Compensation Committee”) and approved and adopted a charter (the “Compensation Committee Charter”) to govern the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee shall be comprised of three or more independent directors who shall be appointed by the Board and subject to removal by the Board at any time. Each member of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange (“NYSE”), and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of the Company’s executives, produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern the Company’s compensation programs. A copy of the Company’s Compensation Committee Charter is available under the Governance section of the Company’s website at www.versummaterials.com.

On September 29, 2016, the Board established a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”) and approved and adopted a charter (the “Corporate Governance and Nominating Committee Charter”) to govern the Corporate Governance and Nominating Committee. Pursuant to the Corporate Governance and Nominating Committee Charter, the Corporate Governance and Nominating Committee shall be comprised of three or more independent directors who shall be appointed by the Board and subject to removal by the Board at any time. Each member of the Corporate Governance and Nominating Committee shall meet the independence requirements of the NYSE, and the SEC, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Corporate Governance and Nominating Committee in the Corporate Governance and Nominating Committee Charter, the primary function of the Corporate Governance and Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders, and any other related matters required by federal securities laws. A copy of the Company’s Corporate Governance and Nominating Committee Charter is available under the Governance section of the Company’s website at www.versummaterials.com.

The Board has determined that Jacques Croisetière (Chair), Yi Hyon Paik, and Susan C. Schnabel, effective as of the time such directors were appointed to the Board, meet the standards of director independence for audit committee members set forth in Rule 10A-3 of the General Rules and Regulations under the Exchange Act, that each of the members of the Audit Committee appointed is financially literate in accordance with the additional audit committee requirements of Section 303A.07 of the NYSE Listed Company Manual, and that Mr. Croisetière is an “audit committee financial expert” under applicable listing standards of the NYSE and applicable rules of the SEC.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

2.1	Separation Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

4.1	Indenture, dated September 30, 2016, among Versum Materials, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	Form of 2024 Note (included in Exhibit 4.1 above)

10.1	Transition Services Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

10.2	Tax Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

10.3	Employee Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

10.4	Intellectual Property Cross-License Agreement by and between Air Products and Chemicals, Inc. and Versum Materials U.S., LLC, dated September 29, 2016

10.5	Credit Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swingline lender and an L/C issuer

10.6	Guarantee Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as administrative agent

10.7	Security Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as collateral agent

10.8	Versum Materials, Inc. Short-Term Incentive Plan

10.9	Versum Materials, Inc. Long-Term Incentive Plan

10.10	Versum Materials Deferred Compensation Plan

10.11	Form Employment Agreement – Designated Executive Officers

10.12	Form Employment Agreement – Other Executive Officers

99.1	Information Statement of Versum Materials, Inc., dated September 14, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Versum Materials, Inc., filed on September 19, 2016)

99.2	Press Release, dated October 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.
(Registrant)

Dated: October 3, 2016	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Separation Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

4.1	Indenture, dated September 30, 2016, among Versum Materials, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	Form of 2024 Note (included in Exhibit 4.1 above)

10.1	Transition Services Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

10.2	Tax Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc.., dated September 29, 2016

10.3	Employee Matters Agreement by and between Air Products and Chemicals, Inc. and Versum Materials, Inc., dated September 29, 2016

10.4	Intellectual Property Cross-License Agreement by and between Air Products and Chemicals, Inc. and Versum Materials U.S., LLC, dated September 29, 2016

10.5	Credit Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swingline lender and an L/C issuer

10.6	Guarantee Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as administrative agent

10.7	Security Agreement, dated as of September 30, 2016, among Versum Materials, Inc., the subsidiary guarantors party thereto and Citibank, N.A., as collateral agent

10.8	Versum Materials, Inc. Short-Term Incentive Plan

10.9	Versum Materials, Inc. Long-Term Incentive Plan

10.10	Versum Materials Deferred Compensation Plan

10.11	Form Employment Agreement – Designated Executive Officers

10.12	Form Employment Agreement – Other Executive Officers

99.1	Information Statement of Versum Materials, Inc., dated September 14, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Versum Materials, Inc., filed on September 19 2016).

99.2	Press Release, dated October 3, 2016